Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of September 20, 2010

to

CREDIT AGREEMENT

Dated as of February 8, 2010

THIS AMENDMENT NO. 1 (“Amendment”) is made as of September 20, 2010 by and among Encore Capital Group, Inc. (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Collateral Agent (the “Collateral Agent”) and as Administrative Agent (the “Administrative Agent” and, together with the Collateral Agent, the “Agents”), under that certain Credit Agreement dated as of February 8, 2010 by and among the Borrower, the Lenders and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments and waivers with respect to the Credit Agreement, including the addition of the Collateral Agent as a party to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments and waivers on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Agents have agreed to enter into this Amendment.

1. Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) In addition to acting as Administrative Agent, JPMorgan is appointed and authorized to act as Collateral Agent under the Credit Agreement and the other Loan Documents as further described in the following amendments.

(b) Section 1.1 of the Credit Agreement is hereby amended to:

(i) delete the definition of “Holders of Secured Obligations” therefrom;

(ii) add the following definitions in their appropriate alphabetical order therein:

“ “Agents” means the Administrative Agent and the Collateral Agent.”

“ “Amendment No. 1” means the Amendment No. 1 to this Agreement, dated as of September 20, 2010, by and among the Borrower, the Lenders party thereto and the Agents.”

“ “Amendment No. 1 Effective Date” means September 20, 2010.”

“ “Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as Collateral Agent for the Secured Parties and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.”

“ “Holders of Prudential Note Obligations” means the holders of the Prudential Note Obligations from time to time and shall include their respective successors, transferees and assigns.”

“ “Holders of Obligations” means the holders of the Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the LC Issuer in respect of Reimbursement Obligations, (iii) the Administrative Agent, the Lenders and the LC Issuer in respect of all other present and future obligations and liabilities of the Borrower or any of its Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Lender (or affiliate thereof), in respect of all Rate Management Obligations and Banking Services Obligations of the Borrower or any of its Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under any Rate Management Transaction or in connection with any Banking Services Agreements, as applicable, and (v) their respective successors, transferees and assigns.

“ “Intercreditor Agreement” means an Intercreditor Agreement, dated as of September 20, 2010, by and among the Administrative Agent, the Collateral Agent and the Holders of Prudential Note Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

“ “Officer’s Certificate” means a certificate of an Authorized Officer or of any other officer of the Borrower whose responsibilities extend to the subject matter of such certificate.”

“ “Permitted Foreign Subsidiary Investments/Loans” means (i) Investments by any Credit Party in any Foreign Subsidiary and (ii) Indebtedness arising from intercompany loans and advances made by any Credit Party to any Foreign Subsidiary, provided, that (x) the purpose of such Investment or Indebtedness is the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings, and (y) the amount of such Investments and Loans, in the aggregate and on a combined basis, shall not exceed at any time ten percent (10%) of Consolidated Tangible Net Worth.”

“ “Permitted Foreign Subsidiary Non-Recourse Indebtedness” means Indebtedness of Foreign Subsidiaries, provided that (a) no Default exists at the time of or immediately after giving effect to the incurrence of such Indebtedness, (b) such Indebtedness is non-recourse at all times to the Borrower, the Guarantors and the Domestic Subsidiaries, (c) such Indebtedness does not benefit at any time from any direct or indirect guaranties or other credit support from the

Borrower, any Guarantor or any Domestic Subsidiary, and (d) the total principal amount outstanding of such Indebtedness does not exceed (i) 20% of Consolidated Tangible Net Worth at any time prior to the first anniversary of the Amendment No. 1 Effective Date, (ii) 30% of Consolidated Tangible Net Worth at any time on and after the first anniversary of the Amendment No. 1 Effective Date and prior to the second anniversary of the Amendment No. 1 Effective Date, or (iii) 40% of Consolidated Tangible Net Worth at any time on and after the second anniversary of the Amendment No. 1 Effective Date.”

“ “Principal Credit Facility” means any loan agreement, credit agreement, note purchase agreement, indenture or similar document under which credit facilities in the aggregate original principal or commitment amount of at least $10,000,000 are provided for.”

“ “Prudential Financing” means (i) that certain issuance of Indebtedness of the Borrower in an aggregate principal amount of $50,000,000, pursuant to the Prudential Senior Secured Note Agreement, evidenced by the Prudential Senior Secured Notes, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, with a maturity date of September 17, 2017 and with the same (or no more onerous) terms relating to amortization and other scheduled principal payments as in effect on the Amendment No. 1 Effective Date and (ii) any other issuances of Indebtedness of the Borrower from time to time pursuant to the Prudential Senior Secured Note Agreement, evidenced by the Prudential Senior Secured Notes, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, with a maturity date that is no earlier than September 17, 2017, with the same (or no more onerous) terms relating to amortization and other scheduled principal payments as the Indebtedness described in the preceding clause (i), and in an aggregate outstanding principal amount not to exceed $25,000,000; provided, however, that in each case, at the time of issuance or incurrence of such Indebtedness and after giving effect thereto: (i) no Default or Event of Default has occurred and is continuing, (ii) the Borrower and its Subsidiaries are, and will be after giving effect (including pro forma effect) thereto, in compliance with the covenants contained in Sections 6.21, 6.22, 6.23 and 6.30, and (iii) the Borrower shall have delivered to the Administrative Agent a certificate, executed by an Authorized Officer, certifying as to the requirements of the preceding clauses (i) and (ii).”

“ “Prudential Note Obligations” means the Prudential Senior Secured Notes and other obligations of the Borrower and the Guarantors under the Prudential Financing, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement.”

“ “Prudential Senior Secured Note Agreement” means that certain Senior Secured Note Purchase Agreement, dated as of September 20, 2010, by and between the Borrower, on the one hand, and the purchasers named therein, on the other hand, as it may be amended, restated, supplemented or otherwise modified from time to time.”

“ “Prudential Senior Secured Notes” means (i) the 7.75% Senior Secured Notes due 2017 issued by the Borrower pursuant to the terms of the Prudential Senior Secured Note Agreement in connection with a Prudential Financing described in clause (i) of the definition thereof, and (ii) any additional notes issued pursuant to the Prudential Senior Secured Note Agreement in connection with a Prudential Financing described in clause (ii) of the definition thereof, in each case as they may be amended, restated, supplemented or otherwise modified from time to time.”

“ “Ratable Share” means, at any time, the aggregate principal amount of Loans outstanding at such time as a percentage of the sum of (x) the aggregate principal amount of Loans outstanding at such time plus (y) the aggregate principal amount outstanding in respect of the Prudential Senior Secured Notes.”

“ “Secured Parties” means the Holders of Obligations and the Holders of Prudential Note Obligations, if any.”

(iii) amend and restate the definitions of “Aggregate Revolving Loan Commitment”, “Borrowing Base”, “Change of Control”, “Collateral”, “Net Cash Proceeds”, “Pledge and Security Agreement” and “Revolving Loan Commitment” set forth therein in their entirety as follows:

“ “Aggregate Revolving Loan Commitment” means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment as of the Amendment No. 1 Effective Date is Three Hundred Sixty Million Five Hundred Thousand and 00/100 Dollars ($360,500,000).”

“ “Borrowing Base” means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent on or prior to such date, equal to (i) the lesser of (1) (x) 30% of Estimated Remaining Collections (exclusive of any Receivables in any Receivables Portfolio that are not Eligible Receivables) as of the last day of the month for which such Borrowing Base Certificate was provided minus (y) to the extent the Borrowing Base is being calculated on or after June 19, 2010 and so long as the Existing Unsecured Notes are outstanding, the aggregate outstanding principal amount of the Existing Unsecured Notes plus (z) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalent Investments (not to exceed the amount computed under the preceding clause (y)) maintained by the Borrower or any of its Subsidiaries as of the last day of the month for which such Borrowing Base Certificate was provided and (2) the product of the net book value of all Receivables Portfolios acquired by any Credit Party on or after January 1, 2005 multiplied by 95%, minus (ii) the aggregate principal amount outstanding in respect of the Prudential Senior Secured Notes.”

“ “Change of Control” means: (i) the acquisition by any Person, or two or more Persons acting in concert (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission of the United States (the “SEC”) under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; (ii) other than pursuant to a transaction permitted hereunder, the Borrower shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, all of the outstanding shares of voting stock of the Guarantors on a fully diluted basis; (iii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors; or (iv) the acquisition by Red Mountain Capital Partners LLC, JCF FPK I LP and/or any affiliate of either of them and/or any other Persons acting in concert with any of the foregoing Persons described in this clause (iv) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of greater than 50% of the outstanding shares of voting stock of the Borrower. No Permitted Restructuring shall constitute a Change of Control.”

“ “Collateral” means all Property and interests in Property now owned or hereafter acquired by the Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted (or is required to be granted pursuant to the terms hereof) in favor of the Collateral Agent pursuant to the Collateral Documents, on behalf of itself and the Secured Parties, to secure the Secured Obligations.”

“ “Net Cash Proceeds” means, with respect to any sale or other disposition of Property of the Borrower or any Subsidiary by any Person, cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such disposition of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such disposition of Property), or conversion to cash of non-cash proceeds (whether principal or interest, release of escrow arrangements or otherwise) received from any such disposition of Property, in each case after (i) provision for all income or other taxes measured by or resulting from such disposition of Property, (ii) cash payment of all reasonable brokerage commissions and other fees and expenses related to such disposition of Property, and (iii) taking into account all amounts in cash used to repay Indebtedness secured by a Lien on any Property disposed of in such disposition of Property.”

“ “Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of September 20, 2010, by and between the Credit Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.”

“ “Revolving Loan Commitment” means, for each Lender, including without limitation, each LC Issuer, such Lender’s obligation to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule or in any Assignment Agreement delivered pursuant to Section 12.3, as such amount may be reduced pursuant to Section 2.2(b) or otherwise modified from time to time pursuant to the terms hereof.”;

(iv) amend the definition of “Collateral Documents” set forth therein by deleting the reference to “Administrative Agent” in the last line thereof and substituting “Collateral Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations” therefor;

(v) amend the definitions of “Eligible Receivables” and “Intellectual Property Security Agreements” set forth therein by (i) deleting the references to “Holders of Secured Obligations” in each such definition and substituting “Secured Parties” therefor and (ii) deleting the references to “Administrative Agent” in each such definition and substituting “Collateral Agent” therefor, provided, however, that the first reference to the “Administrative Agent” in clause (g) of the definition of “Eligible Receivables” shall not be deleted or replaced;

(vi) amend the definition of “Loan Documents” set forth therein by adding the phrase “, the Intercreditor Agreement” immediately following the reference therein to “the Guaranty Agreement”;

(vii) amend the definition of “Material Adverse Effect” set forth therein by adding the phrase “, the Collateral Agent” immediately following the reference to “the Administrative Agent” in clause (iii) thereof;

(viii) amend the definition of “Permitted Indebtedness” set forth therein by deleting the reference to “Section 6.14.13” therein and substituting “Section 6.14.15” therefor;

(ix) amend the definition of “Restricted Payment” set forth therein to (x) add the phrase “or any of its Subsidiaries” immediately following the reference to “the Borrower” in clause (i) thereof, and (y) add “, the Prudential Note Obligations” immediately following “the Obligations” in clause (iii) thereof; and

(x) amend the definition of “Secured Obligations” set forth therein by (i) deleting the “and” at the end of clause (ii) thereof and substituting “,” therefor, and (ii) adding at the end of such definition “and (iv) the Prudential Note Obligations”.

(c) Section 2.2 of the Credit Agreement is hereby amended to amend and restate clauses (a) and (b) thereof in their entirety as follows:

“(a) Any outstanding Revolving Loans shall be paid in full by the Borrower on the Revolving Loan Termination Date and all other unpaid Obligations shall be paid in full by the Borrower on the later of the date when due or the Revolving Loan Termination Date. In addition, if at any time the Aggregate Outstanding Revolving Credit Exposure hereunder exceeds the Adjusted Available Aggregate Revolving Loan Commitment, the Borrower shall promptly (i) make a mandatory prepayment of the Loans in an amount equal to such excess (or, if such excess exceeds $10,000,000, the Ratable Share of such excess), and (ii) if such excess (or if the excess is greater than $10,000,000, the Ratable Share of such excess) is greater than the outstanding principal amount of the Revolving Loans, cash collateralize the outstanding LC Obligations by depositing funds in the Facility LC Collateral Account, in an aggregate amount equal to the remaining excess (or, if the excess is greater than $10,000,000, the Ratable Share of the remaining excess). Notwithstanding the termination of the Revolving Loan Commitments under this Agreement on the Revolving Loan Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

(b) Disposition of Assets. Within 2 Business Days after the consummation of any sale or other disposition of Property (including the sale or other disposition of Receivables) by the Borrower or any Subsidiary if the aggregate fair market value of the consideration received by the

Borrower or its Subsidiaries for such sale or other disposition, together with the aggregate fair market value of the consideration received by the Borrower or its Subsidiaries for all other such sales or other dispositions consummated during the period of twelve consecutive months immediately preceding the consummation of such sale or other disposition, exceeds $25,000,000, the Borrower shall deliver an Officer’s Certificate to the Administrative Agent and the Lenders (notifying the Administrative Agent and the Lenders thereof and certifying the amount of Net Cash Proceeds received from such sales or other dispositions during such period). Unless within 5 Business Days after receipt of such Officer’s Certificate the Administrative Agent, on behalf of the Required Lenders, shall have notified the Borrower of the Required Lenders’ election to forego prepayment, then on the date that is 7 Business Days after the date on which the Borrower shall have delivered such Officer’s Certificate to the Administrative Agent and the Lenders the Borrower shall make a prepayment of the Loans in an amount equal to the Ratable Share of the amount of Net Cash Proceeds certified in such Officer’s Certificate (or such lesser principal amount as shall then be outstanding), at 100% of the principal amount so prepaid. All prepayments required under this Section 2.2(b) shall be accompanied by a concurrent, automatic, irrevocable reduction and partial termination of the Revolving Loan Commitments in an amount equal to such required prepayment, with such reduction and partial termination allocated ratably among the Lenders in proportion to their respective Revolving Loan Pro Rata Share. Notwithstanding the foregoing, (i) up to 100% of the Net Cash Proceeds of such sales or other dispositions with respect to which the Borrower shall have given the Administrative Agent written notice (set forth in the applicable Officer’s Certificate delivered pursuant to the first sentence of this Section 2.2(b)) of its intention to repair or replace the Property subject to any such sale or other disposition or invest such Net Cash Proceeds in the purchase of Property (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor or a JV Entity permitted hereunder (and provided that if such Guarantor or JV Entity is a newly formed Person, such Person shall promptly use the portion of the Net Cash Proceeds received by it for the sale of its equity interests in order to purchase Property to be used by it in its business)) to be used by one or more of the Borrower or the Guarantors in their businesses (such repair, replacement or investment referred to as a “Reinvestment”) within six months following such sale or other disposition, shall not be subject to the provisions of the first two sentences of this Section 2.2(b) unless and to the extent that such applicable period shall have expired without such repair, replacement or investment having been made, and (ii) only the Net Cash Proceeds from sales or other dispositions of Property (including the sale or other disposition of Receivables) with a fair market value of the consideration received therefor in excess of $25,000,000 (above and beyond the fair market value of the consideration of the dispositions of the Property with respect to which the Net Cash Proceeds shall have been subject to Reinvestment) shall be subject to the provisions of the first two sentences of this Section 2.2(b).”

(d) Section 2.5.2 of the Credit Agreement is hereby amended to (x) delete the word “Voluntary” from the title thereof, and (y) add the following sentence at the end of such Section: “The Aggregate Revolving Loan Commitment will also be permanently reduced in accordance with Section 2.2(b).”

(e) Section 2.5.3 of the Credit Agreement is hereby amended as follows:

(i) clause (i) thereof is amended to amend and restate the first sentence thereof in its entirety as follows:

“At any time, but not more than three (3) times during the period commencing on the Amendment No. 1 Effective Date and ending on the one-year anniversary of the Closing Date and not more than three (3) times during each successive one-

year anniversary of the Closing Date, the Borrower may request that the Aggregate Revolving Loan Commitment be increased; provided that (A) the Aggregate Revolving Loan Commitment shall at no time exceed $460,500,000 minus the aggregate amount of all reductions in the Aggregate Revolving Loan Commitment previously made pursuant to Section 2.5.2; (B) such request shall be in an amount not less than $5,000,000; and (C) the aggregate amount of all such increases effected on or after the Amendment No. 1 Effective Date shall not exceed $100,000,000.”; and

(ii) clause (i) thereof is further amended to (A) delete each reference to “fifteen (15)” therein and to substitute “seven (7)” therefor and (B) delete each reference to “twenty (20)” therein and to substitute “ten (10)” therefor.

(f) Section 2.20.11 of the Credit Agreement is hereby amended to delete the word “Secured” from the second sentence thereof.

(g) Section 5.7 of the Credit Agreement is hereby amended to delete the phrase “the Borrower has no” in the second sentence thereof and to substitute “none of the Borrower or its Subsidiaries has any” therefor.

(h) Section 5.8 of the Credit Agreement is hereby amended to add the following sentence immediately after the first sentence thereof: “As of the Amendment No. 1 Effective Date, there are no Excluded Subsidiaries.”

(i) Section 5.12 of the Credit Agreement is hereby amended to add the phrase “or similar” immediately after the word “corporate” in the first sentence thereof.

(j) Section 6.6 of the Credit Agreement is hereby amended to delete each reference to the “Administrative Agent” therein and to substitute “Collateral Agent” therefor.

(k) Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.9 Inspection; Keeping of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Agents and the Lenders, by their respective representatives and agents (at reasonable times and upon reasonable advance written notice, so long as no Default or Unmatured Default has occurred and is continuing) to inspect (including without limitation to conduct an annual field examination of) any of its Property, including, without limitation, the Collateral, books and financial records of the Borrower and each Credit Party, to examine and make copies of the books of accounts and other financial records of the Borrower and each Credit Party, and to discuss the affairs, finances and accounts of the Borrower and each Credit Party with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as either Agent or any Lender may designate. The Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon either Agent’s request, shall turn over copies of any such records to such Agent or its representatives.”

(l) Section 6.13 of the Credit Agreement is hereby amended to (i) amend and restate clause 6.13.5 as follows and (ii) add the following clause 6.13.9 immediately following clause 6.13.8 thereof:

“6.13.5 Creation of, or investment in, a Subsidiary and in respect of which the Borrower has otherwise complied with Sections 6.25 and 6.26; provided that the foregoing shall not permit investments the purpose of which is the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings.”

“6.13.9 Permitted Foreign Subsidiary Investments/Loans.”

(m) Section 6.14 of the Credit Agreement is hereby amended as follows:

(i) Sections 6.14.1, 6.14.7, 6.14.8 and 6.14.11 are hereby amended and restated in their entirety as follows:

“6.14.1 The Obligations and Rate Management Obligations and Banking Services Obligations constituting Secured Obligations.”

6.14.7 Guaranty obligations of any Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower or any other Subsidiary permitted under this Section 6.14, other than the Permitted Foreign Subsidiary Non-Recourse Indebtedness.”

“6.14.8 Indebtedness under the Prudential Financing in an aggregate principal amount not to exceed $75,000,000.”

“6.14.11 Indebtedness, liabilities and contingent obligations incurred or assumed in connection with a Permitted Acquisition; provided, however, that any such Indebtedness incurred or assumed by a Person that is a Foreign Subsidiary after giving effect to the consummation of such Permitted Acquisition shall be permitted only to the extent such Indebtedness constitutes Permitted Foreign Subsidiary Non-Recourse Indebtedness.”;

(ii) clause (iii) of Section 6.14.5 is amended to add immediately following the phrase “consistent with past practice” therein the following language: “as of the Amendment No. 1 Effective Date (and excluding, for the avoidance of doubt, any business relating to the acquisition of receivables owed by a Person subject to bankruptcy or similar proceedings)”;

(iii) Section 6.14.13 is renumbered as Section 6.14.15; and

(iv) the following new Sections 6.14.13 and 6.14.14 are added in the appropriate numerical order therein:

“6.14.13 Permitted Foreign Subsidiary Non-Recourse Indebtedness.”

“6.14.14 Permitted Foreign Subsidiary Investments/Loans.”.

(n) Section 6.15 of the Credit Agreement is hereby amended to amend and restate the final sentence thereof in its entirety as follows:

“In addition, no Credit Party shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its

Properties or other assets in favor of the Collateral Agent for the benefit of the Secured Parties; provided, however, that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, with respect to the assets or Property obtained with the proceeds of such Indebtedness.”

(o) Section 6.18 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (A) thereof and substitute “,” therefor, and (ii) add the following new clause (C) immediately after clause (B) thereof: “and (C) as provided in this Agreement and the Prudential Senior Secured Note Agreement”.

(p) Section 6.19 of the Credit Agreement is hereby amended as follows:

(i) clause (iv) thereof is amended and restated in its entirety as follows:

“ (iv) any liability of the Borrower or the Guarantors under the Loan Documents or the “Transaction Documents” (as defined in the Prudential Senior Secured Note Agreement)”; and

(ii) the following parenthetical is added to the end of clause (vii) thereof:

“(it being acknowledged and agreed that none of the Borrower, the Guarantors or the Domestic Subsidiaries shall make or shall suffer to exist any Contingent Obligation in respect of Indebtedness of Foreign Subsidiaries)”.

(q) Section 6.21 of the Credit Agreement is hereby amended to delete the reference to “1.75” therein and to substitute “2.00” therefor.

(r) Section 6.25 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.25 Guarantors. The Borrower shall cause each of its Subsidiaries (other than the Excluded Subsidiaries) to guarantee pursuant to the Guaranty Agreement or supplement thereto (or, in the case of a Foreign Subsidiary, any other guarantee agreement requested by the Administrative Agent) the Obligations. In furtherance of the above, after the formation or acquisition of any Subsidiary, the Borrower shall promptly (and in any event upon the earlier of (x) such time as such Subsidiary becomes a guarantor, co-borrower or other obligor under the Prudential Financing and (y) within 45 days after such formation or acquisition) (i) provide written notice to the Administrative Agent and the Lenders upon any Person becoming a Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person, (ii) cause such Person to execute a supplement to the Guaranty Agreement and such other Collateral Documents as are necessary for the Borrower and its Subsidiaries to comply with Section 6.26, (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person and each other Pledge Subsidiary to be delivered to the Collateral Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Administrative Agent and (iv) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the

Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Guaranty Agreement (or supplement thereto) or such other guarantee agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Borrower and the relevant Subsidiaries shall provide the pledge agreements required under this Section 6.25 or Section 6.26.”

(s) Section 6.26 of the Credit Agreement is hereby amended to (i) delete each reference to the “Administrative Agent” therein and substitute “Collateral Agent” therefor and (ii) delete each reference to “Holders of Secured Obligations” therein and substitute “Secured Parties” therefor.

(t) Section 6.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.28 Acquisitions of Receivables Portfolios. (A) The Borrower will not, nor will it permit any Credit Party to, acquire any single Receivables Portfolio with a purchase price in excess of the lesser of (i) 50% of Consolidated Tangible Net Worth as of the Borrower’s most recently ended fiscal quarter and based on the financial statements of the Borrower for such fiscal quarter and (ii) $100,000,000 and (B) the Borrower will not, nor will it permit any Subsidiary to, (i) acquire any Receivable denominated in a currency other than Dollars, (ii) acquire any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, (iii) acquire any Person which owns any Receivable denominated in a currency other than Dollars or any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, or (iv) acquire any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof, if, after giving effect to such acquisition, the aggregate outstanding book value (without duplication) of all such Receivables (in the case of clauses (i) and (ii)), all such Receivables owned by such Person (in the case of clause (iii)) and any and all Receivables owned by such Person (in the case of clause (iv)) would exceed in the aggregate (a) 20% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time from the Amendment No. 1 Effective Date until the first anniversary of the Amendment No. 1 Effective Date, (b) 30% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time from the first anniversary of the Amendment No. 1 Effective Date until the second anniversary of the Amendment No. 1 Effective Date, or (c) 40% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time from or after the second anniversary of the Amendment No. 1 Effective Date.”

(u) The following new Section 6.31 is hereby added to the Credit Agreement immediately following Section 6.30 thereof:

“6.31 Most Favored Lender Status. If at any time any of the Prudential Financing, or any agreement or document related to the Prudential Financing or any Principal Credit Facility of the Borrower, includes (a) any covenant, event of default or similar provision that is not provided for in this Agreement, or (b) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in clauses (a) or (b) of this Section 6.31 being referred to as the “Most Favored Covenants”), then (a) such Most Favored Covenant shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 8.2, and (b) the Borrower shall promptly, and in any event within five (5) days after entering into any such Most Favored Covenant, so advise the Administrative Agent (for distribution to the Lenders) in writing. Thereafter, upon the request of the Required Lenders, the Borrower shall enter into an amendment to this Agreement with the Administrative Agent and the Required Lenders evidencing the incorporation of such Most Favored Covenant, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (a) of the immediately preceding sentence.

(v) Section 8.1 of the Credit Agreement is hereby amended as follows:

(i) clause (i) thereof is amended by deleting each reference to “Secured Obligations” therein and substituting “Obligations” therefor; and

(ii) clauses (iii) and (iv) thereof are amended and restated in their entirety as follows:

“(iii) The Agents may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, subject to the terms of the Intercreditor Agreement, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Collateral Agent to the Borrower or paid to whomever may be legally entitled thereto at such time, including pursuant to the Intercreditor Agreement.”

(w) Section 8.3 of the Credit Agreement is hereby amended to (i) delete the “or” immediately following “the LC Issuer” in the first sentence thereof and substitute a “,” therefor, (ii) add “or the Collateral Agent” immediately following “the Administrative Agent” in the first sentence thereof and (iii) delete the word “Secured” from the last sentence thereof.

(x) Section 9.6 of the Credit Agreement is hereby amended as follows:

(i) clause (i) thereof is amended and restated in its entirety as follows:

“(i) The Borrower shall reimburse the Agents and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys for each Agent, which attorneys may be employees of such Agent and expenses of and fees for other advisors and professionals engaged by such Agent or the Arrangers) paid or incurred by any Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses

(including reasonable attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agents, the Arrangers, the LC Issuer and the Lenders, which attorneys and paralegals may be employees of the Agents, the Arrangers, the LC Issuer or the Lenders) paid or incurred by the Agents, the Arrangers, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining the field examination contemplated by Section 6.9 and the preparation of Reports described in the following sentence based on the fees charged by a third party retained by either Agent or the internally allocated fees for each Person employed by such Agent with respect to each field examination. The Borrower acknowledges that from time to time JPMorgan may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by JPMorgan from information furnished to it by or on behalf of the Borrower, after JPMorgan has exercised its rights of inspection pursuant to this Agreement.”

(ii) clause (ii) thereof is amended to delete each reference to “the Administrative Agent” therein and to substitute “the Agents” therefor.

(y) Section 9.15 of the Credit Agreement is amended to delete each reference to “the Administrative Agent” therein and to substitute “the Collateral Agent” therefor.

(z) Article X of the Credit Agreement is amended and restated in its entirety in the form attached hereto as Appendix I.

(aa) Section 13.1 of the Credit Agreement is amended to amend and restate clause (ii) thereof in its entirety as follows:

“(ii) if to (A) the Administrative Agent, at the address or telecopier number set forth on the Administrative Agent’s signature page hereof and (B) the Collateral Agent, at the address or telecopier number set forth on the Collateral Agent’s signature page to the Amendment No. 1;”

(bb) Sections 15.2 and 15.3 of the Credit Agreement are amended to (i) delete each reference to “the Administrative Agent” therein and substitute “each Agent” therefor, and (ii) delete each reference to “Secured Obligations” therein and substitute “Obligations” therefor.

(cc) Schedule I of Exhibit B to the Credit Agreement (Compliance Certificate) is hereby amended to add the following items to the end of Section II of such Schedule:

“F.	PERMITTED FOREIGN SUBSIDIARY INVESTMENTS/LOANS (Definitions).

The aggregate amount of (i) Investments by any Credit Party in any Foreign Subsidiary and (ii) Indebtedness arising from intercompany loans and advances made by any Credit Party to any Foreign Subsidiary. [Maximum: Ten percent (10%) of Consolidated Tangible Net Worth]

G.	PERMITTED FOREIGN SUBSIDIARY NON RECOURSE INDEBTEDNESS (Definitions).

The aggregate amount of non recourse Indebtedness of Foreign Subsidiaries. [Maximum: (i) 20% of Consolidated Tangible Net Worth at any time prior to the first anniversary of the Amendment No. 1 Effective Date, (ii) 30% of Consolidated Tangible Net Worth at any time on and after the first anniversary of the Amendment No. 1 Effective Date and prior to the second anniversary of the Amendment No. 1 Effective Date, or (iii) 40% of Consolidated Tangible Net Worth at any time on and after the second anniversary of the Amendment No. 1 Effective Date.]

H.	PRUDENTIAL FINANCING (6.14.8).

The aggregate amount of Indebtedness outstanding under the Prudential Financing. [Maximum: $75,000,000]

I.	FOREIGN RECEIVABLES PORTFOLIOS (6.28).

Aggregate outstanding book value of (i) all Receivables acquired which are denominated in a currency other than Dollars or for which the debtor is a resident of a jurisdiction other than the United States of America, (ii) all Receivables denominated in a currency other than Dollars or any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America owned by any Person acquired or (iii) owned by any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof. [Maximum: In the aggregate, (a) 20% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time from the Amendment No. 1 Effective Date until the first anniversary of the Amendment No. 1 Effective Date, (b) 30% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time from the first anniversary of the Amendment No. 1 Effective Date until the second anniversary of the Amendment No. 1 Effective Date, or (c) 40% of the total book value of all Receivables of the Borrower and its Subsidiaries at any time from or after the second anniversary of the Amendment No. 1 Effective Date.]

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders, the Administrative Agent and the Collateral Agent and the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) such other opinions, instruments and documents as are reasonably requested by the Administrative Agent and the Collateral Agent, (b) the Borrower shall have paid, for the account of each Lender approving this Amendment in its entirety, an upfront fee in an amount equal to 0.05% multiplied by such Lender’s Commitment, and (c) the Borrower shall have paid, to the extent invoiced, all fees and expenses of the Administrative Agent and its affiliates (including attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Unmatured Default and (ii) the representations and warranties contained in Article V of the Credit Agreement, as amended hereby, are true and correct, except for representations and warranties made with reference solely to an earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ENCORE CAPITAL GROUP, INC., as the Borrower

By:	/s/ J. Brandon Black
Name: J. Brandon Black
Title: President & CEO

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Christopher D. Pannacciulli
Name: Christopher D. Pannacciulli
Title: Senior Vice President

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

FIFTH THIRD BANK, as a Lender

By:	/s/ Gregory J. Vollmer
Name: Gregory J. Vollmer
Title: Vice President

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

SUNTRUST BANK, as a Lender

By:	/s/ William Christensen
Name: William Christensen
Title: Director

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

MORGAN STANLEY Bank, N.A., as a Lender

By:	/s/ Ryan Vetsch
Name: Ryan Vetsch
Title: Authorized Signatory

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Michael Powell
Name: Michael Powell
Title: SVP & Manager

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

ING CAPITAL LLC, as a Lender

By:	/s/ Mary Forstner
Name: Mary Forstner
Title: Director

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

CITIBANK, N.A., as a Lender

By:	/s/ Rita Raychaudhuri
Name: Rita Raychaudhuri
Title: Senior Vice President

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

COMPASS BANK, as a Lender

By:	/s/ Nancy Zezza
Name: Nancy Zezza
Title: Senior Vice President

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

BANK LEUMI, USA, as a Lender

By:	/s/ Jacques Delvoye
Name: Jacques Delvoye
Title: FVP

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

MANUFACTURERS BANK, as a Lender

By:	/s/ Maureen Kelly
Name: Maureen Kelly
Title: Vice President

Signature Page to Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

APPENDIX I

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

10.1 Appointment; Nature of Relationship. JPMorgan is hereby appointed by each of the Lenders as its contractual representative as Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and each of the Lenders authorizes each of the Agents to enter into the Intercreditor Agreement, on behalf of such Lender (each Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto, with the Holders of Prudential Note Obligations to be intended third-party beneficiaries of such agreement) and each of the Lenders irrevocably authorizes each of the Agents to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined terms “Administrative Agent” or “Collateral Agent”, it is expressly understood and agreed that the Agents shall not have any fiduciary responsibilities to any of the Secured Parties by reason of this Agreement or any other Loan Document and that the Agents are merely acting as the contractual representatives of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In their capacity as the Lenders’ contractual representatives, (i) neither Agent hereby assumes any fiduciary duties to any of the Secured Parties, (ii) the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) each Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Obligations, hereby agrees to assert no claim against either Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations hereby waives. Except as expressly set forth herein, neither Agent shall have any duty to disclose, nor shall either Agent be liable for the failure to disclose, any information relating to the Borrower or any other Credit Party that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity.

10.2 Powers. Each Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither Agent shall have any implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by such Agent.

10.3 General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, or any Lender or Holder of Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4 No Responsibility for Loans, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries. Neither Agent shall have any duty to disclose to the Lenders information that is not required to be furnished by the Borrower to such Agent at such time, but is voluntarily furnished by the Borrower to such Agent (either in its capacity as an Agent or in its individual capacity).

10.5 Action on Instructions of Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such) or is otherwise required by the Intercreditor Agreement. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6 Employment of Agents and Counsel. Each Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent’s duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel reasonably selected by such Agent, which counsel may be employees of such Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8 Agents’ Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify each Agent ratably in proportion to the Lenders’ Revolving Loan Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which such Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the such Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

10.9 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that either Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

10.10 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Loan Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon either Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, in consultation with the Borrower, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13 Administrative Agent and Arrangers’ Fees. The Borrower agrees to pay to the Administrative Agent and the Arrangers, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arrangers pursuant to those certain letter agreements dated October 23, 2009, or as otherwise agreed from time to time.

10.14 Delegation to Affiliates. The Borrower and the Lenders agree that each Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under Articles IX and X.

10.15 Co-Agents, Documentation Agent, Syndication Agent, etc. None of the Lenders, if any, identified in this Agreement as a “co-agent”, “documentation agent” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

10.16 Collateral Documents. (a) Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Parties (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents and the Intercreditor Agreement.

(b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized (subject to the terms of the Intercreditor Agreement) to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties.

(c) Subject to the terms of the Intercreditor Agreement, the Lenders and the Administrative Agent hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations, Banking Services Obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Collateral Agent at any time, the Lenders and the Administrative Agent will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.16.

(d) Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days’ prior written request by the Borrower to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to), subject to the terms of the Intercreditor Agreement, execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

(e) No agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without the prior written consent of the Collateral Agent.

10.17 Reports. Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of either Agent; (b) neither Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report nor (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel and that the Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Credit Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Agents and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

CONSENT, AMENDMENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of February 8, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Encore Capital Group, Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., in its individual capacity as a Lender and in its capacites as contractual representative (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”), which Amendment No. 1 is dated as of September 20, 2010 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent, the Collateral Agent or any Lender, each of the undersigned (a) consents to the Amendment and reaffirms the terms and conditions of the Guaranty Agreement, the Pledge and Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed, and (b) agrees to the following amendments to the Guaranty Agreement:

(a) Each reference in the Guaranty Agreement to “Secured Obligations” shall be deleted and replaced with the term “Obligations”.

(b) Each reference in the Guaranty Agreement to “Holders of Secured Obligations” shall be deleted and replaced with the term “Holders of Obligations”.

(c) Section 2 of the Guaranty is amended to amend and restate clause (iii) thereof in its entirety as follows:

“(iii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, all Rate Management Obligations and Banking Services Obligations”.

All references to the Credit Agreement and the Guaranty Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement or the Guaranty Agreement as so modified by the Amendment or amended hereby and as each of the same may from time to time hereafter be amended, modified or restated.

Dated: September 20, 2010

[Signature Page Follows]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President

Signature Page to Consent, Amendment and Reaffirmation

Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010

MIDLAND CREDIT MANAGEMENT, INC.		ASCENSION CAPITAL GROUP, INC.

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name: J. Brandon Black Title: President & CEO		Name: J. Brandon Black Title: President

MIDLAND PORTFOLIO SERVICES, INC.		MIDLAND FUNDING LLC

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name: J. Brandon Black Title: President		Name: J. Brandon Black Title: President

MIDLAND INDIA LLC		MIDLAND INTERNATIONAL LLC

By:	/s/ Ronald E. Naves, Jr.	By:	/s/ J. Brandon Black
Name: Ronald E. Naves, Jr. Title: Secretary		Name: J. Brandon Black Title: President

MIDLAND FUNDING NCC-2 CORPORATION		MRC RECEIVABLES CORPORATION

By:	/s/ J. Brandon Black	By:	/s/ J. Brandon Black
Name: J. Brandon Black Title: President		Name: J. Brandon Black Title: President

Signature Page to Consent, Amendment and Reaffirmation

Amendment No. 1

Encore Capital Group, Inc.

Credit Agreement dated as of February 8, 2010